                                                                    EXHIBIT 99.1

                      [MILLER AND LENTS, LTD. LETTERHEAD]

Bank of America, Trustee
Williams Coal Seam Gas Royalty Trust
901 Main Street, Suite 1700
Dallas, Texas 75283-0650

                           Re:  Proved Reserves and Future Net Income
                                As of December 31, 2001

Gentlemen:

         At your request, we estimated the Proved Reserves and projected the Future Net Income from the gas reserves in the Fruitland Coal Formation that are attributable to the subject interests of the Williams Coal Seam Gas Royalty Trust ("WTU"). These interests consist of net profits interests in natural gas properties located in the San Juan Basin in Colorado and New Mexico.

         In order to estimate the reserves to the WTU, it was necessary to estimate the reserves attributable to (i) the "Underlying Properties," which are certain working interest properties ("Working Interest Properties") and net profits interests properties ("Farmout Properties") that are managed by Williams Production Company ("WPC") and (ii) the "Royalty Interests," the variable net revenue interest conveyed to WTU by WPC. WTU receives a "Specified Percentage" of "Net Proceeds" from gas produced and sold from the Working Interest Properties and from the revenue stream of the Farmout Properties.

         For the Working Interest Properties, overhead costs (beyond the standard overhead charges for the non-operated properties) have not been included, nor have the effects of depreciation, depletion, and Federal Income Tax. Net Proceeds is defined as revenues derived from the sale of Working Interest Properties gas volumes less severance and ad valorem taxes, lease royalty payments, and operating expenses in excess of the estimates shown in Exhibit B of the Conveyance. The reserves attributable to the Royalty Interests from the Working Interest Properties were computed by multiplying the net gas reserves of the Working Interest Properties by the ratio of (i) the net income received by WTU from the Working Interest Properties to (ii) total revenues from the Working Interest Properties after severance and ad valorem taxes.

                             MILLER AND LENTS, LTD.

Bank of America, Trustee                                        January 31, 2002
Williams Coal Seam Gas Royalty Trust                                     Page 2


A summary of the reserves for the Underlying Properties and Royalty Interests is as follows:


                     Proved Reserves as of December 31, 2001

                                                    Net Gas Reserves,    Future Net       Present Value
                                                         MMcf at           Income,        at 10 Percent
                                                       14.73 Psia            M$           Per Annum, M$
                                                    -----------------  ---------------   ---------------
The Underlying Properties

Proved Developed Producing                                    87,473            88,959            62,977

The Royalty Interests (Net to the Trust)

Proved Developed Producing                                    45,339            48,922            34,438



     The Proved Reserves were estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10(a). Estimates of Future Net Income and discounted Future Net Income are not intended and should not be interpreted to represent the fair market value of the estimated reserves. There are no Proved Developed Nonproducing Reserves or Proved Undeveloped Reserves.

     The Section 29 tax credits attributable to the total Proved Reserves in the Underlying Properties through the year 2002, assuming no future escalation of the estimated 2001 rate of $1.076 per MMBtu, are $14.9 million with a 10 percent present worth of $14.2 million. The tax credits attributable to the Royalty Interest are $8.0 million with a 10 percent present worth of $7.6 million.

     The production forecast for the Proved Reserves and future net revenues as of December 31, 2001 attributable to the Underlying Properties and to the WTU are shown on Table 1. The Proved Reserves and future net revenues as of December 31, 2001 attributable to the individual Underlying Properties are summarized by areas and shown on the attached one-line summary identified as Table 2.

     The gas reserves for the Fruitland Coal were estimated by decline curve analyses utilizing type curves for the various areas in the San Juan Basin. These type curves were developed for each area and were based on production histories and the initial reservoir pressures of the wells in the separate areas.

     The gas price of $2.48 per MMBtu used in these projections for the Farmout Properties is based on the December 2001 Blanco Hub Index Price reported by WPC. For the Working Interest Properties, the adjusted index price of $2.24 per MMBtu was employed as provided for in the Gas Purchase Contract. Gathering and transportation charges, taxes, treating, and other costs payable prior to the delivery points were deducted from the index price in order to determine the wellhead price used in this evaluation. These prices and deductions were held constant.

                             MILLER AND LENTS, LTD.


Bank of America, Trustee                                        January 31, 2002
Williams Coal Seam Gas Royalty Trust                                      Page 3

     Deductions for lease royalty and production and ad valorem taxes for the Working Interest Properties were based on the December 2001 index gas price of $2.48 per MMBtu less appropriate deductions as reported by WPC.

     Operating expense estimates were based on expenses incurred during 2001 and were not escalated. Where appropriate, estimated operating expenses which exceeded the operating expenses in Exhibit B to the Conveyance were deducted in calculating Net Proceeds and, therefore, reduced the amounts payable to the WTU.

     The Specified Percentage is 81 percent until such time that a shareholder who bought at the IPO price realizes an Internal Rate of Return of 12 percent on the distributions from the WTU, after federal taxes at 31 percent, and
Section 29 tax credits. After that time, which occurred during 2000, the Specified Percentage is 60 percent.

     We relied on production histories, accounting and cost data, engineering and geological information supplied by WPC data existing in our files, and data from public records. The ownership interests evaluated herein were provided by WPC and were employed as presented. No independent verification of these interests was made by Miller and Lents, Ltd.

     Capital expenditures to plug and abandon wells are considered to be equal to the salvage values of the wells at the time of abandonment. We did not include any consideration for the future environmental restoration that might be required as such was beyond the scope of our assignment. In our projection of Future Net Income, no provisions are made for production prepayments or for the consequences of future production balancing.

     The evaluations presented in this report, with the exceptions of those parameters specified by others, reflect our informed judgments based on accepted standards of professional investigation, but are subject to those generally recognized uncertainties associated with the interpretations of geological and engineering information. Government policies and market conditions different from those employed in this study may cause the total quantity of oil and gas to be recovered, actual production rates, prices received, and operating and capital costs to vary from those presented in this report.

                                   Very truly yours,

                                   MILLER AND LENTS, LTD.



                                   By      /s/ S. JOHN STIEBER
                                     ----------------------------------
                                     S. John Stieber
                                     Senior Vice President


SJS/hsd

                                                                         TABLE 1

                      WILLIAMS COAL SEAM GAS ROYALTY TRUST
                 RESERVES AND ECONOMICS AS OF DECEMBER 31, 2001
                   UNDERLYING PROPERTIES AND TRUST INTERESTS

                        NON-ESCALATED 12/31/2001 PRICES
                        TOTAL PROVED DEVELOPED RESERVES

                               Underlying Properties                                                    Trust Interests
      -------------------------------------------------------------------------------------    ------------------------------------
                                                                 Future Net        Tax                 Future Net        Tax
        Natural Gas, MMCF     Revenue     Net Oper Cost, M$      Income, M$     Credits, M$            Income, M$     Credits, M$
      ----------------------    to      ---------------------  --------------   ------------          --------------  -------------
                       Price  Net Intr  Oper  Adv&Sev  Future            Disc           Disc    Net            Disc           Disc
Year  Gross     Net    $/Mcf    M$      Expns  Taxes  Capital  Annual    @10%   Annual  @10%    MMCF   Annual  @10%   Annual  @10%
-----------------------------------------------------------------------------------------------------------------------------------
2002  245,478  16,798  1.322  22,202    1,528  2,268     --    18,406   17,519  14,930  14,210  8,950  9,697   9,230   7,954  7,571
2003  197,427  13,654  1.320  18,024    1,398  1,838     --    14,788   12,741      --      --  7,283  7,884   6,793      --     --
2004  159,065  11,074  1.319  14,601    1,278  1,492     --    11,832    9,228      --      --  5,922  6,400   4,992      --     --
2005  128,469   9,003  1.317  11,857    1,179  1,213     --     9,465    6,683      --      --  4,838  5,221   3,686
2006  103,946   7,332  1.316   9,646    1,095    988     --     7,564    4,834      --      --  3,963  4,271   2,729
2007   84,131   5,965  1.314   7,840    1,005    803     --     6,032    3,490                  3,260  3,508   2,030
2008   67,990   4,851  1.313   6,369      919    653     --     4,797    2,512                  2,665  2,864   1,500
2009   54,976   3,951  1.312   5,182      850    532     --     3,800    1,801                  2,133  2,290   1,086
2010   44,423   3,203  1.310   4,197      775    431     --     2,991    1,284                  1,724  1,849     794
2011   35,753   2,594  1.309   3,396      688    350     --     2,358      916                  1,418  1,518     590
2012   28,768   2,091  1.308   2,735      618    283     --     1,835      645                  1,149  1,228     432
2013   23,146   1,680  1.307   2,196      563    228     --     1,406      448                    592    639     203
2014   18,498   1,330  1.306   1,738      497    181     --     1,059      305                    438    473     136
2015   14,646   1,034  1.305   1,349      416    141     --       792      207                    323    348      91
2016   11,285     791  1.304   1,032      341    108     --       582      137                    233    251      59
2017    8,482     601  1.303     783      281     83     --       419       89                    164    176      38
2018    6,419     465  1.303     606      242     65     --       298       58                    112    120      23
2019    4,723     340  1.303     443      199     48     --       196       34                     69     74      13
2020    3,382     239  1.302     312      151     34     --       137       20                     43     46       7
2021    2,343     167  1.302     217      110     24     --        83       12                     27     28       4
2022    1,573     119  1.300     155       86     17     --        52        7                     15     16       2
2023    1,021      78  1.297     101       59     11     --        30        4                      7      8       1
2024      598      45  1.292      58       34      6     --        17        2                      4      4       0
2025      362      24  1.288      31       17      3     --        11        1                      3      3       0
2026      250      14  1.265      17        8      2     --         7        1                      2      2       0
2027      188      10  1.270      13        6      1     --         5        0                      2      2       0
AFTER     416      21  1.239      26       16      3     --         7        0                      1      1       0
-----------------------------------------------------------------------------------------------------------------------------------
TOT. 1,247,756 87,473  1.316  115,124  14,359  11,806    --     88,959   62,977 14,930  14,210 45,339 48,922  34,438   7,954  7,571
-----------------------------------------------------------------------------------------------------------------------------------